                                CONTRACT SCHEDULE

OWNER: [John Doe]                             SEX: [M] AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                       SEX: [F] AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                         SEX: [M] AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                   ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified, IRA, Non-Qualified,    MATURITY DATE: [February 15, 2041]
           ROTH IRA]

PRODUCT CLASS: Preference Premier  C Class

PURCHASE PAYMENT: [$ 100,000.00]

PURCHASE PAYMENTS:                  [No payment can be made after the Owner,
                                    oldest Joint Owner (or the Annuitant if
                                    non-natural owner) reaches age [91]].

   MINIMUM SUBSEQUENT PURCHASE
   PAYMENT: [$500.00.] However, for IRAs, and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.

   MAXIMUM TOTAL PURCHASE
   PAYMENTS:                        [$1,000,000.00], without our prior approval.

MINIMUM ACCOUNT BALANCE REQUIRED:   $2,000.00

BENEFICIARY:                        As designated by you as of the Issue Date
                                    unless changed in accordance with the
                                    Contract provisions.

PRODUCT CHARGES:

   SEPARATE ACCOUNT:                WE ASSESS CERTAIN DAILY CHARGES ON AN ANNUAL
                                    BASIS TO THE PERCENTAGES SET OUT BELOW OF
                                    THE AVERAGE DAILY NET ASSET VALUE OF EACH
                                    INVESTMENT DIVISION OF THE SEPARATE ACCOUNT:

                                    Separate Account Charges:  1.65%

                                    Additional Separate Account Charge on
                                    Investment Divisions: American Funds
                                    [0.25%.] We reserve the right to impose
                                    additional Separate Account Charges on
                                    Investment Divisions that we may add to the Contract at any future date. The addition for any Investment Division will not be greater than [0.25%.]

                                    Death Benefit Rider Charge: [0.20%]

ANNUAL CONTRACT FEE:                The Annual Contract Fee is $30.00 each
                                    Contract Year. If a total withdrawal is made during the Accumulation Period, the full
                                    Annual Contract Fee will be deducted at the time of the total withdrawal. If your Account Balance on the last day of the Contract Year is at least $50,000.00, then no Annual Contract Administrative Fee is deducted. On the Annuity Calculation Date a pro-rata portion of the Annual Contract Fee for the applicable portion of the Contract
                                    Year will be deducted from the Account
                                    Balance as described above. On the Annuity
                                    Calculation Date, if your Account Balance is at least $50,000.00, then no Annual contract
                                    Fee is deducted. During the Income Period, we reserve the right to deduct the Annual
                                    Contract Fee of $30.00 each Contract Year, pro-rata from each Income Payment.

SEPARATE ACCOUNT:                   Metropolitan Life Separate Account E

PPS-33-4 (9/08)-C

TRANSFER REQUIREMENTS:

NUMBER PERMITTED: We reserve the right to limit the number of transfers per Contract Year up to a maximum of 12, excluding transfers resulting from our automated strategies.

TRANSFER FEE: In the event that 12 transfers are made in a Contract Year (excluding those related to our automated strategies), we reserve the right to deduct a Transfer Fee of up to $25.00 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Investment Division or the Fixed Account from which the transfer is made. However, if the entire interest in the account option is being transferred, the Transfer Fee will be deducted from the amount that is transferred.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from an Investment Division (excluding transfers resulting from our automated strategies) is $500.00 or your entire interest in the Investment Division, if less.

MINIMUM PARTIAL WITHDRAWAL: $500.00

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: $2,000.00

ANNUITY OPTION INFORMATION:
--------------------------

1. [The Annuity Date will be no later than the Maturity Date, or to a later date if we agree. The Maturity Date is the later of the first Contract Anniversary after the Annuitant's 90th birthday or 10 Years from the Issue Date.]

2.   The Annuity Date must not be less than 30 days from the Issue Date.

3. For Variable Income Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 4.00%.

4. For Fixed Income Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at 3%.

ADMINISTRATIVE OFFICE:

[MetLife
P.O. Box 10342
Des Moines, IA 50306-0342]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Fixed Account Rider for Variable Annuity
Death Benefit Rider (Greater of Return of Purchase Payments/5th Step-up) Death Benefit Rider (Annual Step-up)
Guaranteed Minimum Income Benefit Rider -Living Benefit
Guaranteed Withdrawal Benefit Rider
Lifetime Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Guaranteed Minimum Income Benefit Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]

PPS-33-4 (9/08)-C